EXHIBIT 99.1

AGREEMENT REGARDING JOINT FILING

UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the Units of Limited Partnership Interest of The Newkirk Master Limited Partnership.

Dated: February 8, 2006

Apollo Real Estate Investment Fund III, L.P.
	By:	Apollo Real Estate Advisors III, L.P.
its general partner

		By:	Apollo Real Estate Capital Advisors III, Inc.
its general partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President

Apollo Real Estate Advisors III, L.P.

	By:	Apollo Real Estate Capital Advisors III, Inc.
its general partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President

Apollo Real Estate Management III, L.P.

	By:	Apollo Real Estate Management III, Inc.
its general partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President